SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant   |_|
Filed by a party other than the Registrant   |X|


Check the appropriate box:
|_|      Preliminary Proxy Statement
|_|      Confidential, For Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|X|      Soliciting Material Under Rule 14a-12


                           THE SPORTSMAN'S GUIDE, INC.
                   ------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       PINAULT PRINTEMPS REDOUTE S A / FI
         --------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

              (1) Title of each class of securities to which transaction applies:

              (2)     ----------------------------------------------------------
                      Aggregate number of securities to which transaction applies:

              (3)     ----------------------------------------------------------
                      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              (4)     ----------------------------------------------------------
                      Proposed maximum aggregate value of transaction:

              (5)     ----------------------------------------------------------
                      Total fee paid:

                      ----------------------------------------------------------
|_| Fee paid previously with preliminary materials.


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|_|      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)     Amount Previously Paid:

              (2)
                      ----------------------------------------------------------
                      Form, Schedule or Registration Statement No.:

              (3)
                      ----------------------------------------------------------
                      Filing Party:

              (4)
                      ----------------------------------------------------------
                      Date Filed:

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                      THE SPORTSMAN'S GUIDE TO BE ACQUIRED
                    BY REDCATS USA FOR $ 31 PER SHARE IN CASH


         SOUTH ST. PAUL, MINNESOTA AND NEW YORK, NEW YORK - May 5, 2006 - The Sportsman's Guide, Inc. (NASDAQ: SGDE), a leading catalog and online marketer of outdoor and sports gear, and Redcats USA, Inc., a leading catalog and online marketer of apparel and home products operating in North America, announced today that The Sportsman's Guide has entered into a definitive agreement pursuant to which VLP Corporation, a wholly owned subsidiary of Redcats USA, will acquire all of the outstanding shares of The Sportsman's Guide in a cash merger for a price of $31 per share. The $31 per share price represents a 20.2% premium over the three-month average trading price of $25.80 and a 14.8% premium over yesterday's closing price. The transaction values The Sportsman's Guide at approximately $265 million, including the value of outstanding stock options.

         The board of directors of The Sportsman's Guide has unanimously approved the merger agreement and has agreed to recommend to The Sportsman's Guide's shareholders that they vote to adopt the merger agreement and approve the merger. The transaction is expected to close during the third calendar quarter of this year, and is subject to The Sportsman's Guide shareholder approval, as well as other customary closing conditions, including the expiration of the Hart-Scott-Rodino waiting period. The transaction is not subject to financing.

         Gregory R. Binkley, President and Chief Executive Officer of The Sportsman's Guide, stated, "We are pleased to make today's announcement. We believe that the price is consistent with management's goal of maximizing shareholder value and we believe that Redcats USA represents a great fit for the Company, its customers, associates and managers."

         Eric Faintreny, Redcats USA's CEO, said, "The Sportsman's Guide is a great company, with an outstanding product range. We look forward to working with Greg Binkley, his management team and employees to take The Sportsman's Guide and its Golf Warehouse subsidiary to a further step of development."

         Mr. Binkley will remain CEO of The Sportsman's Guide following the merger. He and other members of The Sportsman's Guide and The Golf Warehouse senior management have entered into new employment agreements to remain with the companies post-merger.


ABOUT THE SPORTSMAN'S GUIDE

The Sportsman's Guide is a multi-channel direct marketer of value-priced outdoor gear and general merchandise, with a special emphasis on outdoor clothing, outdoor equipment, sporting goods, golf apparel and equipment and footwear. The company sells through both Internet Web sites and catalogs. The Company's websites include www.sportsmansguide.com, www.tgw.com, www.bargainoutfitters.com, www.baseballsavings.com and www.softballsavings.com. Investors can access information about the company at www.sportsmansguideir.com.


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ABOUT REDCATS USA

Redcats USA is a leading catalog and online marketer of apparel and home products, operating in North America. Its primary brands are Chadwick's(R), Roaman's(R), Jessica London(R), KingSize(R) and BrylaneHome(R). Redcats USA is a wholly owned subsidiary of the Redcats Group, the world's third largest catalog and online group in apparel and home products operating in 26 countries, through 17 brands with a staff of 20,000 associates and a turnover of 4.37 billion euros in 2005. Redcats Group is a member of the PPR group of companies. The shares of PPR S.A. are listed on Euronext Paris (# 121485, PRTP.PA, PPFP). For more information, please visit www.ppr.com.

                                      * * *

FORWARD-LOOKING STATEMENTS

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, expected cost savings and anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of management of The Sportsman's Guide. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) The Sportsman's Guide may be unable to obtain shareholder approval required for the transaction; (2) The Sportsman's Guide may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on The Sportsman's Guide or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the transaction may involve unexpected costs or unexpected liabilities; (5) the credit ratings of The Sportsman's Guide or its subsidiaries may be different from what the parties expect; (6) the businesses of The Sportsman's Guide may suffer as a result of uncertainty surrounding the transaction; (7) the industry may be subject to future regulatory or legislative actions that could adversely affect The Sportsman's Guide; and (8) The Sportsman's Guide may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of The Sportsman's Guide are set forth in its filings with the Securities and Exchange Commission ("SEC"). The Sportsman's Guide undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, a proxy statement of The Sportsman's Guide and other materials will be filed with SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT

THE SPORTSMAN'S GUIDE AND THE PROPOSED TRANSACTION.

Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about The Sportsman's Guide at http://www.sec.gov, SEC's Web site. Free copies of The Sportsman's Guide's SEC filings are also available by directing a request to The Sportsman's Guide, Inc., 411 Farwell Avenue, South St. Paul, MN 55075,
Attention: Investor Relations.

PARTICIPANTS IN THE SOLICITATION

The Sportsman's Guide and its executive officers and directors and VLP Corporation, a wholly owned subsidiary of Redcats USA, Inc. may be deemed, under SEC rules, to be participants in the solicitation of proxies from The Sportsman's Guide shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of The Sportsman's Guide is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on March 21, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

CONTACTS
|X|      Redcats USA: Pat Cross (317) 266-3020
|X|      Redcats Group: Vinciane Beurlet + 33 1 56 92 98 18
|X|      The Sportsman's Guide: William P. Bartkowski
                                MeritViewPartners
                                (612) 605-8616